Exhibit 8.2

REEDER & SIMPSON, P.C.

November 9, 2007

Global Ship Lease, Inc.

c/o Global Ship Lease Services Limited

Fourth Floor

Millbank Business Centre, Millbank Tower

London SW1P 4QP

United Kingdom

Attention: Ian J. Webber, Chief Executive Officer

Re: Global Ship Lease, Inc. Registration Statement of Form F-1

Ladies and Gentlemen:

We have acted as Marshall Islands counsel to Global Ship Lease, Inc., a Marshall Islands corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form F-1 (No. 333-147070) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the issuance and sale by the Corporation of up to 18,881,230 common shares (the “Common Shares”) of the Corporation.

In connection therewith, we reviewed the discussion (the “Discussion”) set forth under the caption “Marshall Islands Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Republic of the Marshall Islands tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Raymond E. Simpson
Raymond E. Simpson
Reeder & Simpson, P.C.